Allscripts announces second quarter 2014 results

- Bookings, revenue and Adjusted EBITDA improve year-over-year

- Total non-GAAP revenue of $354 million and GAAP revenue of $351 million

- Company signs two new Allscripts Sunrise™ agreements in the quarter

CHICAGO, Aug. 7, 2014 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) ("Allscripts") today announced its financial results for the three and six months ended June 30, 2014.

Second Quarter 2014 Highlights:

Bookings(1) were $234 million, an increase of 9 percent compared with Allscripts second quarter 2013 bookings of $214 million. For the first six months of 2014, bookings totaled $457 million, growth of 17 percent over the first six months of 2013.

Bookings performance in the second quarter reflects sales of the Allscripts Sunrise electronic health record (EHR) platform to new clients domestically and internationally. In addition, client demand for new and enhanced solution functionality across the entire Allscripts product portfolio by healthcare systems, hospitals and ambulatory markets drove bookings growth in the quarter. The market also remains strong for population health management solutions(2) and managed IT services offerings, specifically remote hosting and outsourcing.

In the second quarter of 2014, bookings, revenue and Adjusted EBITDA all grew year-over-year for the first time in more than two years. Client renewals were also strong in the quarter. Such renewals are not included in Allscripts bookings calculation, but are reflected in contract revenue backlog, which totaled over $3.3 billion as of June 30, 2014.

Highlights of client sales and renewals in the second quarter of 2014 include:

  Allscripts Sunrise has been selected by an international government defense agency and will be integrated with various healthcare institutions in its home country, to support care delivery to its servicemen and women.
  Shenandoah Medical Center selected Allscripts Sunrise to help the hospital system manage the shift to value-based care and serve the evolving healthcare needs of patients in southwest Iowa.
  Children's of Alabama extended its commitment to Allscripts Sunrise through 2023 and intends to leverage a suite of Allscripts open platform solutions to support its efforts to meet regulatory requirements, manage population health and improve patient outcomes.
  Memorial Sloan Kettering Cancer Center selected Allscripts dbMotion™ interoperability and population health analytics solutions, and extended its commitment to Allscripts Sunrise through 2020.
  Wheeling Hospital renewed its commitment to Allscripts Sunrise and expanded its relationship to add Allscripts Sunrise Financial Manager™, Allscripts enterprise-wide revenue cycle management solution.

"We had a strong quarter that reflects the impact of a consistent focus on client execution," said Paul M. Black, President and Chief Executive Officer of Allscripts. "We have strengthened our core clinical and revenue cycle solutions, partnered with our clients to achieve their Meaningful Use 2 objectives, solidified our leadership in growth markets like population health management and have moved aggressively to become more operationally efficient."

"The benefit of this corporate focus is demonstrated by new, expanded and renewed commitments to Allscripts. We signed two new Allscripts Sunrise agreements in the second quarter, including a major new international client, totaling 25 new Allscripts Sunrise client site commitments since January 2013."

"The quarter also marks an important milestone as bookings, revenue and Adjusted EBITDA all grew year-over-year for the first time in two years. Operating expenses declined as operational efficiency initiatives that commenced last year began to pay off. Looking ahead, our pipeline of new business is strengthening globally. We continue to see ample opportunities to grow with our clients, increase our footprint and help providers transform healthcare by delivering on the promise of consumer engagement and wellness and prevention services."

Financial Highlights:

Total revenue increased 2 percent on a non-GAAP and GAAP basis to $354 and $351 million, respectively, compared with $347 and $345 million, respectively, in the second quarter of 2013.

Second quarter 2014 gross margin was 43.8 and 39.8 percent on a non-GAAP and GAAP basis, respectively, compared with 44.0 and 39.5 percent, respectively, in the second quarter of 2013.

Total operating expenses declined 6 and 9 percent on a non-GAAP and GAAP basis, respectively, year-over-year reflecting increased efficiencies and prior reductions in corporate spending. SG&A expenses decreased to approximately $76 and $87 million, or 11 and 15 percent year-over-year on a non-GAAP and GAAP basis, respectively, in the second quarter of 2014.

As a result, Adjusted EBITDA increased 26 percent to $53 million, compared with $42 million in the second quarter of 2013.

Additional Financial Detail:

On a non-GAAP basis, Allscripts effective tax rate was 35 percent in the second quarter of 2014 compared with 34 percent in the second quarter of 2013 and consistent with the first quarter of 2014. On a GAAP basis, Allscripts recorded a provision for income taxes of approximately $2 million in the second quarter of 2014 compared with an income tax benefit of $15 million in the second quarter of 2013.

Second quarter 2014 non-GAAP net income totaled $16 million compared with $9 million in the second quarter of 2013, growth of 78 percent. Second quarter 2014 GAAP net loss totaled $18 million compared with a net loss of $23 million in the second quarter of 2013.

Second quarter 2014 non-GAAP earnings per share were $0.09 compared with $0.05 in the second quarter of 2013. Second quarter 2014 GAAP loss per share was $0.09 compared with a loss per share of $0.13 in the second quarter of 2013.

Liquidity and Balance Sheet:

As of June 30, 2014, Allscripts liquidity consisted of cash, cash equivalents, and marketable securities of $41 million. In addition, undrawn amounts under Allscripts revolving credit facility totaled $349 million.

As of June 30, 2014, Allscripts had approximately $634 million of face value principal debt obligations, consisting of $345 million of its 1.25 percent Cash Convertible Notes and $289 million outstanding under its Senior Secured Credit Facilities.

For a complete reconciliation of GAAP and non-GAAP items, please see the explanation of non-GAAP financial measures as well as the GAAP and non-GAAP reconciliation financial tables in this release.

Conference Call:

Allscripts will conduct a conference call today, Thursday, August 7, 2014, at 4:30 PM Eastern Daylight Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing (855) 717-7811 or (224) 357-2059 (international) and requesting Conference ID # 70111733.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of two weeks, on the Allscripts investor relations website or by calling (855) 859-2056 or (404) 537-3406 - Conference ID # 70111733.

Supplemental and non-GAAP financial information also will be available at http://investor.allscripts.com.

Footnotes
(1)	Bookings reflect the value of executed contracts for software, hardware, professional services, remote hosting, outsourcing and SaaS.

(2)

Population health management solutions are comprised of Allscripts Care Management™, Allscripts dbMotion, Allscripts FollowMyHealth™, Allscripts Patient Flow™, and Allscripts Care Director™, as well as Allscripts post-acute, decision support and clinical analytics solutions.

About Allscripts
Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2014 Allscripts. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts. Other company and product names featured herein may be the trademarks of their respective owners.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts management and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as "future," "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "will," "would," "could," "can," "may," and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts' actual results to differ materially from those described in the forward-looking statements include, but are not limited to: Allscripts' failure to compete successfully; consolidation in Allscripts' industry; current and future laws, regulations and industry initiatives; the failure of markets in which Allscripts operates to develop as quickly as expected; increased government involvement in Allscripts' industry; Allscripts' or its customers' failure to see the benefits of government programs; changes in regulatory standards; changes in diagnosis and procedure coding; the effects of the realignment of Allscripts' sales, services, and support organizations; market acceptance of Allscripts' products and services; the sales cycle for Allscripts' products; Allscripts' ability to manage future growth; Allscripts' ability to introduce new products and services; risks related to the standardization of Allscripts' small office electronic health records and practice management systems; Allscripts' ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts' products; Allscripts' ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts' ability to hire, retain and motivate key personnel; performance by Allscripts' content and service providers; liability for use of content; security breaches; price reductions; Allscripts' ability to license and integrate third party technologies; Allscripts' ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts' ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other factors can be found in Allscripts' Annual Report on Form 10-K for the year ended December 31, 2013, including in the "Risk Factors" section in Item 1A of Part 1. This and other reports are available on Allscripts' website (http://investor.allscripts.com) and on the Securities and Exchange Commission's website (http://www.sec.gov). Allscripts does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$39.3	$63.0
Accounts receivable, net	336.8	313.5
Deferred taxes, net	55.4	55.5
Prepaid expenses and other current assets	111.0	107.9
Total current assets	542.5	539.9
Long-term marketable securities	1.3	1.3
Fixed assets, net	163.1	174.0
Software development costs, net	81.4	88.2
Intangible assets, net	426.2	456.0
Goodwill	1,190.6	1,189.6
Deferred taxes, net	7.4	7.4
Other assets	180.0	163.3
Total assets	$2,592.5	$2,619.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77.4	$73.0
Accrued expenses	84.0	96.5
Accrued compensation and benefits	53.0	80.2
Deferred revenue	281.5	251.0
Current maturities of long-term debt and capital lease obligations	21.9	16.4
Total current liabilities	517.8	517.1
Long-term debt	536.9	545.1
Deferred revenue	31.4	29.1
Deferred taxes, net	84.8	79.7
Other liabilities	122.5	130.6
Total liabilities	1,293.4	1,301.6
Total stockholders' equity	1,299.1	1,318.1
Total liabilities and stockholders' equity	$2,592.5	$2,619.7

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
System sales	$25.8	$32.4	$49.2	$59.5
Professional services	62.3	59.2	112.7	120.3
Maintenance	113.6	116.2	230.7	233.9
Transaction processing and other	149.6	137.0	299.0	278.2
Total revenue	351.3	344.8	691.6	691.9
Cost of revenue:
System sales	10.6	13.1	18.6	26.4
Professional services	48.7	57.4	96.6	115.0
Maintenance	38.8	35.4	74.5	72.0
Transaction processing and other	93.3	82.6	182.8	168.3
Amortization of software development and acquisition-related assets (a)	19.9	20.0	40.9	39.5
Total cost of revenue	211.3	208.5	413.4	421.2
Gross profit	140.0	136.3	278.2	270.7
Selling, general and administrative expenses	86.7	101.6	176.6	205.8
Research and development	53.1	51.8	105.4	102.5
Asset impairment charges	1.7	2.8	1.9	3.1
Amortization of acquisition-related intangible assets	7.6	8.4	15.3	15.9
Loss from operations	(9.1)	(28.3)	(21.0)	(56.6)
Interest expense (b)	(7.2)	(9.5)	(14.5)	(14.1)
Other income, net	0.2	0.2	0.2	8.3
Loss before income taxes	(16.1)	(37.6)	(35.3)	(62.4)
Income tax (provision) benefit	(1.7)	14.7	(3.2)	27.9
Net loss	($17.8)	($22.9)	($38.5)	($34.5)

Loss per share - basic and diluted	($0.09)	($0.13)	($0.21)	($0.20)

Weighted average common shares outstanding:
Basic	179.8	177.6	179.4	175.7
Diluted	179.8	177.6	179.4	175.7

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$11.3	$10.6	$23.5	$21.4
Amortization of acquisition-related intangible assets	8.6	9.4	17.4	18.1
	$19.9	$20.0	$40.9	$39.5

(b) Interest expense for the three and six months ended June 30, 2014 includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes totaling approximately $2.6 million and $5.1 million, respectively. Interest expense for the three and six months ended June 30, 2013 includes the write-off of approximately $3.9 million of deferred debt issuance costs associated with the refinancing of Allscripts' senior secured credit facilities and non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes totaling approximately $0.3 million.

Table 3 Allscripts Healthcare Solutions, Inc. Condensed Consolidated Statements of Cash Flows (In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	($17.8)	($22.9)	($38.5)	($34.5)
Non-cash adjustments to net loss:
Depreciation and amortization	43.6	43.0	88.7	85.0
Stock-based compensation expense	12.1	10.1	22.2	18.1
Other non-cash charges (credits), net	4.0	(7.2)	8.9	(31.1)
Total non-cash adjustments to income	59.7	45.9	119.8	72.0
Cash impact of changes in operating assets and liabilities	(24.9)	(11.6)	(43.0)	13.3
Net cash provided by operating activities	17.0	11.4	38.3	50.8
Cash flows from investing activities:
Capital expenditures	(5.4)	(29.2)	(17.3)	(45.7)
Capitalized software	(8.8)	(11.6)	(18.0)	(19.5)
Cash paid for business acquisitions, net of cash acquired	0.0	0.0	0.0	(148.8)
Purchases of marketable securities, other investments and related intangible assets	(8.1)	0.0	(14.1)	0.0
Sales and maturities of other investments	0.0	0.3	0.0	12.8
Proceeds from sale of fixed assets	0.0	0.0	0.1	0.0
Net cash used in investing activities	(22.3)	(40.5)	(49.3)	(201.2)
Cash flows from financing activities:
Net proceeds from issuance of 1.25% senior cash convertible notes, net of issuance costs	0.0	305.7	0.0	305.7
Proceeds from issuance of common stock	0.0	1.3	1.7	9.3
Excess tax benefits from stock-based compensation	1.1	0.8	2.2	2.5
Taxes paid related to net share settlement of equity awards	(5.4)	(5.0)	(8.6)	(6.7)
Payments of acquisition financing obligations	0.0	(29.7)	0.0	(29.7)
Senior secured debt borrowings (payments), net of financing costs	7.1	(262.0)	(8.3)	(160.8)
Net cash provided by (used in) financing activities	2.8	11.1	(13.0)	120.3
Effect of exchange rate changes on cash and cash equivalents	0.2	(2.2)	0.3	(1.9)
Net decrease in cash and cash equivalents	(2.3)	(20.2)	(23.7)	(32.0)
Cash and cash equivalents, beginning of period	41.6	92.2	63.0	104.0
Cash and cash equivalents, end of period	$39.3	$72.0	$39.3	$72.0

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total revenue, as reported	$351.3	$344.8	$691.6	$691.9

Deferred revenue and other adjustments	2.5	2.3	7.0	3.2
Total non-GAAP revenue	$353.8	$347.1	$698.6	$695.1

Gross profit, as reported	$140.0	$136.3	$278.2	$270.7

Deferred revenue and other adjustments	2.5	2.3	7.0	3.2
Acquisition-related amortization	8.6	9.4	17.4	18.1
Stock-based compensation expense	2.1	1.6	3.4	3.0
Non-recurring expenses and transaction-related costs (a)	1.6	3.2	3.5	5.7
Total non-GAAP gross profit	$154.8	$152.8	$309.5	$300.7

Operating loss, as reported	($9.1)	($28.3)	($21.0)	($56.6)

Deferred revenue and other adjustments	2.5	2.3	7.0	3.2
Acquisition-related amortization	16.3	17.7	32.8	34.0
Stock-based compensation expense	12.1	10.1	22.2	18.1
Non-recurring expenses and transaction-related costs (a)	5.7	14.0	9.4	34.4
Non-cash asset impairment charges	1.7	2.8	1.9	3.1
Total non-GAAP operating income	$29.2	$18.6	$52.3	$36.2

Net loss, as reported	($17.8)	($22.9)	($38.5)	($34.5)

Deferred revenue and other adjustments	1.6	1.5	4.6	2.2
Acquisition-related amortization	10.6	11.8	21.3	24.2
Stock-based compensation expense	7.9	6.7	14.4	12.8
Non-recurring expenses and transaction-related costs	3.8	9.2	6.1	25.0
Non-cash asset impairment charges	1.1	1.9	1.2	2.1
Non-cash charges to interest expense and other	1.5	2.8	3.3	2.8
Tax rate alignment	7.3	(2.0)	15.6	(9.4)
Non-GAAP net income	$16.0	$9.0	$28.0	$25.2

Non-GAAP effective tax rate	35%	34%	35%	35%

Weighted shares outstanding - diluted	179.8	177.6	179.4	175.7

Loss per share - diluted, as reported	($0.09)	($0.13)	($0.21)	($0.20)

Non-GAAP earnings per share - diluted	$0.09	$0.05	$0.16	$0.14

Note: All adjustments to reconcile GAAP to non-GAAP net income are net of tax.
(a) Non-recurring expenses and transaction-related costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Cost of revenue:
MyWay and other product consolidation costs included in cost of revenue	$1.6	$3.2	$3.5	$5.7
Operating expenses:
Severance and other costs	$3.0	$2.1	$3.1	$14.3
MyWay product consolidation	0.0	3.1	$0.0	$6.8
Transaction-related costs	1.1	5.6	$2.8	$7.6
Total non-recurring expense and transaction-related costs included in operating expenses	$4.1	$10.8	$5.9	$28.7

Total non-recurring expenses and transaction related costs	$5.7	$14.0	$9.4	$34.4

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions)
(Unaudited)
			Six Months Ended June 30,
	Three Months Ended June 30,
	2014	2013	2014	2013
Total revenue, as reported	$351.3	$344.8	$691.6	$691.9
Deferred revenue and other adjustments	2.5	2.3	7.0	3.2
Total non-GAAP revenue	$353.8	$347.1	$698.6	$695.1

Net loss, as reported	($17.8)	($22.9)	($38.5)	($34.5)

Deferred revenue and other adjustments	2.5	2.3	7.0	3.2
Depreciation and amortization	43.6	43.0	88.7	85.0
Stock-based compensation expense	12.1	10.1	22.2	18.1
Non-recurring expenses and transaction-related costs (a)	5.5	13.6	8.7	33.7
Non-cash asset impairment charges	1.7	2.8	1.9	3.1
Interest expense and other income, net (b)	3.7	7.9	7.7	11.2
Tax provision/(benefit)	1.7	(14.7)	3.2	(27.9)

Adjusted EBITDA	$53.0	$42.1	$100.9	$91.9

Adjusted EBITDA margin (c)	15%	12%	14%	13%

(a)  Depreciation expense totaling $0.2 million and $0.4 million has been excluded from non-recurring expenses for the three months ended June 30, 2014 and 2013, respectively, and $0.7 million and $0.7 million for the six months ended June 30, 2014 and 2013, respectively, since these amounts are also included in depreciation and amortization.

(b) Interest expense and other income, net have been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and the amortization of deferred debt issuance costs since such amortization is also included in depreciation and amortization.

(c) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total non-GAAP revenue.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, non-GAAP effective income tax rate, and Adjusted EBITDA, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended.

  Non-GAAP revenue consists of GAAP revenue as reported and adds back deferred revenue and other adjustments recorded for GAAP purposes.
  Non-GAAP gross profit consists of GAAP gross profit as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring expenses and transaction-related costs. Non-GAAP gross profit margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue, as defined above.
  Non-GAAP operating income consists of GAAP operating income/(loss) as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, and non-cash asset impairment charges.
  Non-GAAP net income consists of GAAP net income/(loss) as reported, and adds back deferred revenue and other adjustments, acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, non-cash charges to interest expense and other, and non-cash asset impairment charges, in each case net of any related tax effects.  Non-GAAP net income also includes a tax rate alignment adjustment.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income rate, Allscripts effective state income tax rate, and adjustments for permanent differences.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: tax provision (benefit); interest expense and other income, net; stock-based compensation expense; depreciation and amortization; deferred revenue and other adjustments; non-recurring and transaction-related costs; and non-cash asset impairment charges.

Deferred Revenue and Other Adjustments. Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Also included are adjustments for the vesting of a warrant issued to a commercial partner and the effects of straight-lining contractual pricing adjustments over the performance period. Allscripts adds back deferred revenue and other adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Non-Recurring Expenses and Transaction-Related Costs. Non-recurring expenses relate to certain severance, product consolidation, legal, consulting, and other charges incurred in connection with activities that are considered one-time. Transaction-related costs include deferred compensation expenses incurred in connection with the acquisitions of dbMotion, Ltd. and Jardogs LLC.

Allscripts excludes non-recurring expenses and transaction-related costs from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense and other includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013. Also included in this amount are non-cash adjustments to reflect changes in the fair value of derivative financial instruments related to the 1.25 percent Cash Convertible Notes that do not qualify for hedge accounting treatment.

Non-Cash Asset Impairment Charges. Asset impairment charges relate primarily to product consolidation activities.

Tax Rate Alignment. Tax adjustment to align the applicable quarter's effective tax rate to the expected annual non-GAAP effective tax rate. Accordingly, the non-GAAP effective tax rate for the quarter ended June 30, 2014 excludes the impact of a deferred tax asset valuation allowance adjustment recorded in the second quarter.

Management also believes that non-GAAP revenue, gross profit, operating income, net income and non-GAAP net income on a per share basis, and Adjusted EBITDA provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP revenue, operating income, net income and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors: Seth Frank, 312-506-1213, seth.frank@allscripts.com; Media: Matthew Berglind, 312-447-2425, matthew.berglind@allscripts.com